UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2025

Cartesian Growth Corporation II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41378	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Fifth Avenue, 15th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 461-6363

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2025, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (as amended, the “Charter”), which became effective solely upon the approval by the Company’s shareholders thereof. The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 3, 2025, the Company held an extraordinary general meeting of shareholders (the “Extraordinary Meeting”). On October 10, 2025, the record date for the Extraordinary Meeting, there were 12,999,712 ordinary shares issued and outstanding entitled to be voted at the Extraordinary Meeting (consisting of 12,999,710 shares of Class A ordinary shares and two shares of Class B ordinary shares of the Company), approximately 92.458% of which were represented in person or by proxy at the Extraordinary Meeting.

The final results for the matter submitted to a vote of the Company’s shareholders at the Extraordinary Meeting are as follows:

1. The Extension Proposal

The shareholders approved the proposal to amend the Company’s Charter to extend the date by which the Company must (1) effect a merger, share exchange, asset acquisition, share purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities, which we refer to as our initial business combination, (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the Class A ordinary shares, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”), included as part of the units sold in the Company’s initial public offering that was consummated on May 10, 2022 (the “IPO”) if it fails to complete such initial business combination, from November 5, 2025 (the “Current Termination Date”) to August 5, 2026 (such date, the “Extended Date” and such proposal, the “Extension Proposal”). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,863,937	3,155,321	0	0

A copy of the Extension Proposal is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

In connection with the votes to approve the Extension, the holders of 4,173,618 shares of Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $12.27 per share, for an aggregate redemption amount of $51,219,981.36 million, leaving $37,750,814.08 million in the Trust Account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN GROWTH CORPORATION II

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Officer

Date: November 4, 2025